Exhibit 99.1

CIFC LLC	Investor Relations
250 Park Avenue	Investor@cifc.com
New York, NY 10177	(646) 367-6633
NASDAQ: CIFC

CIFC LLC Announces First Quarter of 2016 Results and a Quarterly Distribution of $0.25

NEW YORK, May 6, 2016 - CIFC LLC (NASDAQ: CIFC) (“CIFC” or the “Company”) today announced its results for the first quarter ended March 31, 2016.

Highlights

•	Fee Earning AUM was $14.0 billion as of March 31, 2016, which is approximately the same as March 31, 2015 and December 31, 2015.

•	ENI after taxes (a non-GAAP measure) for the quarter was $7.1 million as compared to $7.9 million for the same period in the prior year.

•	GAAP net income (loss) for the quarter was $4.5 million as compared to $5.4 million for the same period in the prior year.

•
CIFC's board of directors declared a cash distribution of $0.25 per share, composed of a $0.10 per share quarterly distribution and a $0.15 per share special distribution.The aggregate distribution will be paid on May 24, 2016 to shareholders of record as of the close of business on May 17, 2016.

Executive Overview

The market volatility from last year continued into the first quarter, with loan prices declining by 1.18% through mid-February, followed by a sharp increase through the end of March, resulting in a positive gain of 1.55% for the quarter (source: S&P/LSTA). CLO issuance was muted during the quarter, with only 18 CLOs being priced for aggregate AUM of $7.5 billion, compared to $30.7 billion in the first quarter of 2015 (source: S&P/LCD). We expect CLO issuance to pick up as investor demand has begun shifting back to the new issue CLO market and risk assets continue to rally. Our corporate credit and structured credit funds continue to receive interest from investors. We launched a new white labeled loan fund in Europe this quarter and launched a new structured product Separately Managed Account in April. Our two corporate credit funds performed very well and were ranked by eVestment (an industry performance analytics company) as top performers in 2015. In addition, CIFC was awarded four manager awards for 2015 by Creditflux including “Creditflux Manager of the Year.”

Selected Financial Metrics
(In thousands, except per share data) (unaudited)

NON-GAAP FINANCIAL MEASURES (1)	1Q'16	1Q'15	% Change vs. 1Q'15
Senior Fees from CLOs	$5,940	$5,792	3%
Subordinated Fees from CLOs	8,002	9,169	(13)%
Management Fees from Non-CLO products	1,186	861	38%
Total Management Fees	15,128	15,822	(4)%
Incentive Fees	4,282	4,000	7%
Net Investment Income	4,894	6,107	(20)%
Total ENI Revenues	24,304	25,929	(6)%
Employee compensation and benefits	8,030	8,284	(3)%
Share-based compensation (2)	2,407	1,676	44%
Other operating expenses	4,893	4,367	12%
Corporate interest expense	1,957	494	296%
Total ENI Expenses	17,287	14,821	17%
ENI (1)	$7,017	$11,108	(37)%
Income tax benefit (expense) benefit - current	$37	$(3,236)	(101)%
ENI after taxes	$7,054	$7,872	(10)%
ENI after taxes per share - basic (3)	$0.28	$0.31	(10)%
ENI after taxes per share - diluted (3)	$0.27	$0.30	(10)%

NON-GAAP FINANCIAL MEASURES (1)	1Q'16	1Q'15	% Change vs. 1Q'15
ENI EBITDA (4)	$9,338	$11,935	(22)%
ENI EBITDA Margin (5)	38%	46%	(8)%
ENI Margin (5)	29%	43%	(14)%

NON-GAAP FINANCIAL MEASURE - AUM	3/31/2016	12/31/2015	% Change vs. 12/31/15	3/31/2015	% Change vs. 3/31/15
Fee Earning AUM from loan-based products (6)	$13,955,639	$14,055,487	(1)%	$14,033,660	(1)%

SELECTED GAAP RESULTS	1Q'16	1Q'15	% Change vs. 1Q'15
Total net revenues (7)	$39,738	$26,977	47%
Total expenses (7)	$29,076	$19,663	48%
Net income (loss) attributable to CIFC LLC	$4,505	$5,428	(17)%
Earnings (loss) per share - basic (3)	$0.18	$0.21	(14)%
Earnings (loss) per share - diluted (3)	$0.17	$0.20	(15)%
Weighted average shares outstanding - basic (3)	25,355	25,279	—%
Weighted average shares outstanding - diluted (3)	25,809	26,572	(3)%

Explanatory Notes:

(1)	See Appendix for a detailed description of these non-GAAP measures and reconciliations from GAAP net income (loss) attributable to the Company to non-GAAP measures.

(2)	Share-based compensation includes equity award amortization expense for both employees and directors of the Company.

(3)
GAAP weighted average shares outstanding is used as ENI weighted average shares outstanding. In connection with the Reorganization Transaction, two holders of record (the “Dissenting Shareholders”) with approximately 2.0 million shares of common stock of CIFC Corp. in aggregate (“Dissenting Shares”) reserved their right to seek appraisal of their shares. Excluding the Dissenting Shares, total GAAP and ENI weighted average shares outstanding basic and diluted for the three months ended March 31, 2016 was 23,328,479 and 23,783,188, respectively. GAAP earnings per share basic and diluted would be $0.19 and ENI after taxes per share basic and diluted would be $0.30. On April 28, 2016, the Dissenting Shareholders filed an appraisal petition with the Delaware Court. The Dissenting Shareholders may (i) be paid the fair value of the Dissenting Shares as determined by the Delaware Courts or (ii) settle upon terms agreed to by the parties.

(4)	ENI EBITDA is ENI before corporate interest expense and depreciation of fixed assets. See Appendix.

(5)	ENI EBITDA Margin is ENI EBITDA divided by Total ENI Revenue. ENI Margin is ENI divided by Total ENI Revenue.

(6)
Amount excludes Fee Earning AUM attributable to non-core products of $553.9 million, $592.8 million and $667.3 million as of March 31, 2016, December 31, 2015 and March 31, 2015, respectively. Fee Earning AUM attributable to non-core products are expected to continue to decline as these funds run-off per their contractual terms.

(7)
Prior year amounts have been re-presented to conform to current period presentation, including the Company's adoption of Accounting Standard Update "ASU" 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis ("ASU 2015-02"). The guidance was adopted on a modified retroactive basis. As such, prior year amounts have been re-presented to reflect the deconsolidation of 30 CLOs and 1 credit fund as of January 1, 2015.

First Quarter Overview
CIFC reported ENI after taxes of $7.1 million for the first quarter of 2016, as compared to $7.9 million for the same period in the prior year. ENI after taxes decreased quarter over quarter by $0.8 million, or 10%, due to (i) an increase in corporate interest expense related to the issuance of $40.0 million unsecured senior notes in November 2015 and increase in interest on the March Junior Subordinated Notes, (ii) decreases in net investment income primarily related to lower increases in market value of loans and CLO securities compared to the same period in the prior year, (iii) decrease in subordinated management fees due to run-off in legacy CLOs since the first quarter of 2015 and (iv) an increase in share-based compensation from the amortization of equity awards granted since the second quarter of 2015. Partially offsetting these ENI after taxes decreases is the reduction in current income taxes of $3.3 million as a result of the Reorganization Transaction.

CIFC reported GAAP net income attributable to the Company of $4.5 million for the first quarter of 2016, as compared to net income of $5.4 million in the same period of the prior year. GAAP operating results decreased $0.9 million from the same period of the prior year primarily due to (i) a $0.8 million decrease in ENI after taxes, as noted above (see Non-GAAP Financial Measures section for a reconciliation between GAAP and Non-GAAP ENI), (ii) a $1.5 million reduction in deferred income taxes primarily related to tax amortization of intangibles and (iii) a $1.2 million increase in compensation expense related to incentive fee sharing arrangements with former employees for acquired CLOs from Columbus Nova Credit Investments Management, LLC ("CNCIM"). These decreases were offset in part by (i) a reduction of $1.1 million from 2015 fund setup expenses, (ii) decreases in amortization and impairment of intangible assets of $0.9 million related to impairments and write offs in previous years and (iii) decreased losses from contingent liabilities of $0.3 million related to changes in the expected performance of Legacy CIFC CLOs with fee sharing arrangements.

Fee Earning AUM
"Fee Earning AUM" or "AUM" refers to the assets managed by the Company on which we receive management fees and/or incentive based fees. Generally, with respect to CLOs, management fees are paid to the Company based on the aggregate collateral balance at par plus principal cash, and with respect to Non-CLO funds, the value of the assets in such funds.
The following table summarizes Fee Earning AUM for the Company's loan-based products:

	March 31, 2016		December 31, 2015		March 31, 2015
(in thousands, except # of Accounts) (1)(2)	# of Accounts	Fee Earning AUM	# of Accounts	Fee Earning AUM	# of Accounts	Fee Earning AUM
Post 2011 CLOs	18	$9,841,977	18	$9,860,519	14	$8,005,579
Legacy CLOs (3)	10	2,393,647	10	2,559,066	18	4,583,387
Total CLOs	28	12,235,624	28	12,419,585	32	12,588,966
Credit Funds (4)	13	1,156,308	12	1,062,712	8	777,040
Other Loan-Based Products (4)	2	563,707	2	573,190	2	667,654
Total Non-CLOs (4)	15	$1,720,015	14	$1,635,902	10	$1,444,694
AUM from loan-based products	43	$13,955,639	42	$14,055,487	42	$14,033,660
Explanatory Notes:

(1)
Table excludes Fee Earning AUM attributable to non-core products of $553.9 million, $592.8 million and $667.3 million as of March 31, 2016, December 31, 2015 and March 31, 2015, respectively. Fee Earning AUM attributable to non-core products is expected to continue to decline as these funds run-off per their contractual terms.

(2)
Fee Earning AUM is based on the latest available monthly report issued by the trustee or fund administrator prior to the end of the period, and may not tie back to the Consolidated GAAP financial statements.

(3)	Legacy CLOs represent all managed CLOs issued prior to 2011, including CLOs acquired since 2011 but issued prior to 2011.

(4)	Management fees for Non-CLO products vary by fund and may not be similar to a CLO.

Since 2012, CIFC has raised $11.5 billion of new AUM through organic growth, which has more than offset the run-off from Legacy CLOs (including acquired CLOs). Our Legacy CLO AUM of $2.4 billion is less than a fifth of our total CLO AUM of $12.2 billion, and we anticipate it will run off over the next three years.

Total loan-based Fee Earning AUM activity for the three months and the last twelve months ("LTM") ended March 31, 2016 are as follows ($ in thousands):

	1Q'16	LTM
Opening AUM Balance	$14,055,487	$14,033,660
CLO New Issuances	—	1,999,709
CLO Paydowns	(190,261)	(2,339,665)
Net Subscriptions to Credit Funds	75,115	356,049
Net Redemptions from Other Loan-Based Products	(9,483)	(103,947)
Other (1)	24,781	9,833
Ending AUM Balance	$13,955,639	$13,955,639
Explanatory Note:

(1)	Includes changes in collateral balances of CLOs between periods and market value or portfolio value changes in certain Non-CLO products.

Balance Sheet Highlights

($ in thousands)	As of March 31, 2016		As of December 31, 2015
Cash and Cash Equivalents		$52,011		$57,968

Investments
CIFC CLO Equity	$63,270		$53,912
Fund Coinvestments	41,969		41,401
CLO Debt	28,739		32,140
Other (1)	25,192		24,946
Total Investments		$159,170		$152,399
Total Cash and Investments		211,181		210,367

Long Term Debt (Par)
Junior Subordinated Notes due 2035	$120,000		$120,000
Senior Notes due 2025	40,000		40,000
Total Long Term Debt (Par)		160,000		160,000
Net Cash and Investments		$51,181		$50,367

Explanatory Notes:

(1)	Primarily includes investment in CIFC's Tactical Income Fund, which may be redeemed with 60 day's notice on the last day of each calendar quarter.

Appendix

Non-GAAP Financial Measures

The Company discloses financial measures that are calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“Non-GAAP”) as follows:

"ENI" and "ENI after taxes" are non-GAAP financial measures of profitability which management uses in addition to GAAP Net income (loss) attributable to CIFC LLC to measure the performance of our core business (excluding non-core products). We believe ENI and ENI after taxes reflect the nature and substance of the business, the economic results achieved by management fee revenues from the management of client funds and earnings on our investments. ENI represents GAAP Net income (loss) attributable to CIFC LLC excluding (i) current and deferred income taxes, (ii) merger and acquisition related items including fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC in June 2011, (iv) revenues attributable to non-core investment products, (v) advances for fund organizational expenses and (vi) certain other items as detailed. ENI after taxes equals ENI less current taxes.

The Deconsolidated Non-GAAP Statements represent the Consolidated GAAP statements adjusted to eliminate the impact of the Consolidated Entities. On the Statement of Operations, the Company has reclassified the sum of Net results of Consolidated Entities, Net (income) loss attributable to noncontrolling interests in Consolidated Entities and Net gain (loss) on investments to the Deconsolidated Non-GAAP line items that represent its characteristics: management fees and incentive fees, and interest income. Management uses these Non-GAAP statements in addition to Consolidated GAAP Statements to measure the performance of its core asset management business.
ENI EBITDA is also a non-GAAP financial measure that management considers, in addition to GAAP Net income (loss) attributable to CIFC LLC, to evaluate the Company's core performance. ENI EBITDA represents ENI before corporate interest expense and depreciation of fixed assets, a non-cash item.

ENI and ENI EBITDA may not be comparable to similar measures presented by other companies, as they are non-GAAP financial measures that are not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, ENI and ENI EBITDA should be considered as an addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

A detailed calculation of ENI and ENI EBITDA and a reconciliation to the most comparable GAAP financial measure is included in the Appendix.

[Financial Tables to Follow in Appendix]

About CIFC

Founded in 2005, CIFC is a private debt manager specializing in secured U.S. corporate loan strategies. Headquartered in New York, CIFC is a SEC registered investment adviser and a publicly traded company (NASDAQ: CIFC). Serving institutional investors globally, CIFC is one of the largest managers of senior secured corporate credit. For more information, please visit CIFC’s website at www.cifc.com.

Forward-Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect CIFC's current views with respect to, among other things, CIFC's operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. CIFC believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. CIFC undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Summary Reconciliation of GAAP Net income (loss) attributable to CIFC LLC to Non-GAAP Measures (unaudited)

(In thousands) (unaudited)	1Q'16	1Q'15
GAAP Net income (loss) attributable to CIFC LLC	$4,505	$5,428
Income tax expense - deferred & current	1,278	3,087
Amortization and impairment of intangibles	1,463	2,357
Management fee sharing arrangements (1)	(2,003)	(1,839)
Net (gain)/loss on contingent liabilities and other	364	713
Employee compensation costs (2)	1,458	284
Management fees attributable to non-core funds	(108)	(173)
Other (3)	60	1,251
Total reconciling and other items	2,512	5,680
ENI	$7,017	$11,108
Less: Income tax (expense) benefit - current	37	(3,236)
ENI after taxes	$7,054	$7,872

ENI	7,017	11,108
Add: Corporate interest expense	1,957	494
Add: Depreciation of fixed assets	364	333
ENI EBITDA	$9,338	$11,935

Explanatory Notes:

(1)
The Company shares management fees on certain of the acquired CLOs it manages (shared with the party that sold the funds to CIFC, or an affiliate thereof). Management fees are presented on a gross basis for GAAP and on a net basis for ENI.

(2)
Employee compensation and benefits has been adjusted for non-cash compensation related to profits interests granted to CIFC employees by CIFC Parent Holdings LLC and sharing of incentive fees with certain former employees established in connection with the Company's acquisition of certain CLOs from CNCIM.

(3)
In 2016, other represents certain professional services. In 2015, other represents fund set up expenses, which are written-off upfront for GAAP purposes and are amortized over the life of the fund for Non-GAAP ENI, and certain professional services.

Reconciliation of GAAP to Non-GAAP Measures - Condensed Consolidated Statements of Operations (1)

	1Q'16				1Q'15
(In thousands) (unaudited)	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP		Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Revenues
Management and incentive fees	$19,815	$1,706	$21,521		$21,614	$220	$21,834
Interest income/Net investment income	933	3,961	4,894		2,607	2,438	5,045
Subtotal revenues (2)	20,748	5,667	26,415		24,221	2,658	26,879
Expenses
Employee compensation and benefits	9,514	—	9,514		8,564	—	8,564
Share-based compensation	2,381	—	2,381		1,680	—	1,680
Corporate interest expense	1,957	—	1,957	—	494	—	494
Operating expenses	6,416	—	6,416		6,913	—	6,913
Subtotal expenses (2)	20,268	—	20,268		17,651	—	17,651
Other Gain (Loss)
Net other gain (loss) (2)	(93)	(271)	(364)		480	(1,193)	(713)
Net results of Consolidated Entities (2)	5,398	(5,398)	—		1,719	(1,719)	—
Income (loss) before income taxes	5,785	(2)	5,783		8,769	(254)	8,515
Income tax (expense) benefit	(1,278)	—	(1,278)		(3,087)	—	(3,087)
Net income (loss)	4,507	(2)	4,505		5,682	(254)	5,428
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	(2)	2	—		(254)	254	—
Net income (loss) attributable to the Company (3)	$4,505	$—	$4,505		$5,428	$—	$5,428

Explanatory Note:

(1)
Prior year amounts have been re-presented to conform to current period presentation, including the Company's adoption of Accounting Standard Update "ASU" 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis ("ASU 2015-02"). The guidance was adopted on a modified retroactive basis, on January 1, 2015. As such, prior year amounts have been re-presented to reflect the deconsolidation of 30 CLOs and 1 credit fund as of January 1, 2015.

(2)	Net Results of Consolidated Entities is condensed herein and presented in detail in the GAAP Consolidated Statements of Operations within revenues, expenses and other gain (loss).

(3)
On December 31, 2015, the Company completed the Reorganization Transaction to become a publicly traded limited liability company. For the three months ended March 31, 2015, total Net income (loss) was attributable to CIFC Corp., and effective December 31, 2015, Net income (loss) is attributable to CIFC LLC.